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                                                                    EXHIBIT 16


                         ERNST & YOUNG LLP LETTER HEAD




June 19, 1998



Mr. Gerald M. Wetzler
Chief Executive Officer
American Film Technologies, Inc.
4105 Sorrento Valley Boulevard
San Diego, California 92121


Dear Mr. Wetzler:

This is to confirm that the client-auditor relationship between American Film Technologies, Inc. (Commission File Number 1-9748) and Ernst & Young LLP has ceased.


                                     Very truly yours,


                                     /s/ Ernst & Young, LLP
                                     ----------------------


cc:   Office of the Chief Accountant
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 11-3
      450 Fifth Street, N.W.
      Washington, D.C. 20549